Exhibit 10.77

Execution Version

AMENDMENT No. 2 TO SECURITIES PURCHASE AGREEMENT

THIS AMENDMENT (this “Amendment”) to that certain Securities Purchase Agreement (the “Purchase Agreement”), dated as of December 22, 2011, by and between Socius CG II, Ltd., a Bermuda exempted company (the “Investor”), and Marina Biotech, Inc., a Delaware corporation (the “Company”), is made as of January 12, 2012. Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to such terms in the Purchase Agreement.

WHEREAS, the Company and the Investor desire to amend the Purchase Agreement, pursuant to Section 6.3 of the Purchase Agreement, in the manner set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Amendment and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

1.	The definition of “Common Shares” is hereby deleted in its entirety and replaced in its entirety with the following:

““Common Shares” includes the Warrant Shares and the Additional Investment Shares.”

2.	The definition of “DWAC Shares” is hereby deleted in its entirety and replaced in its entirety with the following:

““DWAC Shares” means all Common Shares or other shares of Common Stock issued or issuable to Investor or any Affiliate, successor or assign of Investor pursuant to any of the Transaction Documents, including without limitation any Warrant Shares and Additional Investment Shares, all of which shall be (a) issued in electronic form, (b) freely tradable by Investor and legend free and without restriction on resale, and (c) timely credited by Company to the specified Deposit/Withdrawal at Custodian (DWAC) account with DTC under its Fast Automated Securities Transfer (FAST) Program or any similar program hereafter adopted by DTC performing substantially the same function, in accordance with irrevocable instructions issued to and countersigned by the Transfer Agent, in the form attached hereto as Exhibit C or in such other form agreed upon by the parties.”

3.	The definition of “Placement Agent Fee Shares” is hereby deleted in its entirety and replaced in its entirety with the following:

““Placement Agent Fee Shares” means the shares of Common Stock issued in payment of the Placement Agent Fee.”

4.	Section 2.3(d)(i) is hereby deleted in its entirety and replaced in its entirety with the following:

“(i)   If at any time from the applicable Tranche Notice Date through the related Tranche Closing Date (in both cases inclusive), a current, valid and effective Registration Statement and Prospectus is not properly available for use to permit the lawful public resale by the Investor of all Common Shares underlying the Warrant (including the portion of the Warrant vesting on the applicable Tranche Notice Date) and underlying the Additional Investment Right with respect to the applicable Tranche Notice Date then held by the Investor or any of its Affiliates, or any such Common Shares would not be immediately freely tradable by Investor or any of its Affiliates.”

5.	Section 2.3(g)(ix) is hereby deleted in its entirety and replaced in its entirety with the following:

“(ix)   a current, valid and effective Registration Statement and Prospectus shall be properly available for use, at all times from the applicable Tranche Notice Date through the related Tranche Closing Date (in both cases inclusive), to permit the lawful public resale by the Investor of all Common Shares underlying the Warrant (including the portion of the Warrant vesting on the applicable Tranche Notice Date) and underlying the Additional Investment Right with respect to the applicable Tranche Notice Date then held by the Investor or any of its Affiliates; “

6.	Section 4.1(f) is hereby deleted in its entirety and replaced in its entirety with the following:

“(f)   Issuance of the Securities. The Securities and the Placement Agent Fee Shares are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, and subject to, and in reliance on, the representations, warranties, covenants and agreements made herein by the Investor, will be duly and validly issued, fully paid and nonassessable, and subject to Section 5.14, free and clear of all Liens. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock and Preferred Stock for issuance of the Securities and the Placement Agent Fee Shares at least equal to the number of Securities and Placement Agent Fee Shares which could be issued pursuant to the terms of this Agreement based on the then-current anticipated exercise price(s) of the Warrant.”

2

7.	The last sentence of Section 5.1(a) is hereby deleted in its entirety and replaced in its entirety with the following:

“Notwithstanding the foregoing and for the avoidance of doubt, all Common Shares (including without limitation all Warrant Shares and all Additional Investment Shares) shall be DWAC Shares that are freely tradable by Investor, without restrictive or other legend and without restriction on resale, and the Company shall not take any action or give instructions to any transfer agent of the Company otherwise.”

8.	Except as otherwise expressly provided by this Amendment, all of the terms and conditions of the Purchase Agreement, the Warrant and the Note are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects.

9.	This Amendment shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of laws thereof. This Amendment may be executed in two or more counterparts, each of which shall be considered one and the same amendment and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

10.	This Amendment shall be effective upon the Company’s execution and receipt of the same amendment executed by the Investor.

[remainder of page intentionally left blank; signature page follows]

3

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective authorized signatures as of the date first set forth above.

MARINA BIOTECH, INC.

By:	/s/ Philip C. Ranker
Name:	Philip C. Ranker
Title:	Interim Chief Financial Officer

SOCIUS CG II, LTD.

By:	/s/ Terren Peizer
Name:	Terren Peizer
Title:	Managing Director

4